Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2012, relating to the financial statements of Triangle Town Member, LLC, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of CBL & Associates Properties, Inc. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
July 2, 2012